N-SAR Exhibit: Sub-item 77I
Legg Mason Global Asset Management Variable Trust
Legg Mason BW Absolute Return Opportunities VIT


In connection with the terms of the offering of shares of Legg Mason BW Absolute Return Opportunities VIT (the "Fund"), Registrant incorporates by reference, the Fund's prospectus, Statement of Additional Information, Management Agreement and Advisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission on pre-effective Amendment No. 2 to Form N-1A, on February 28, 2014 (Accession No. 0001193125-14-076427).